EXHIBIT 99.1

CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, Pennsylvania 15241

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, J. Brett Harvey, President and Chief Executive Officer (principal executive officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ J. BRETT HARVEY
Name:	J. Brett Harvey
Date:	May 9, 2003